Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights", "Experts" and "Representations and Warranties" in the Combined Information Statement of Pioneer Solutions - Conservative Fund and Pioneer Solutions - Growth Fund and in the Prospectus for Pioneer Solutions - Balanced Fund, which is included in this Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated September 27, 2017 on the financial statements and financial highlights of Pioneer Solutions - Balanced Fund (one of the portfolios constituting Pioneer Asset Allocation Trust) as of July 31, 2017, which are included in this Registration Statement on Form N-14 of Pioneer Solutions - Balanced Fund.

We also consent to the incorporation by reference of our report, dated September 27, 2017 on the financial statements and financial highlights of Pioneer Solutions - Conservative Fund (one of the portfolios constituting Pioneer Asset Allocation Trust) as of July 31, 2017, which are included in this Registration Statement on Form N-14 of Pioneer Solutions - Balanced Fund.

We also consent to the incorporation by reference of our report, dated September 27, 2017 on the financial statements and financial highlights of Pioneer Solutions - Growth Fund (one of the portfolios comprising Pioneer Asset Allocation Trust) as of July 31, 2017, which are included in this Registration Statement on Form N-14 of Pioneer Solutions - Balanced Fund.



					/s/ ERNST & YOUNG LLP



Boston, Massachusetts
December 14, 2017